UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 11, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported under Item 2.01 of the Current Report on Form 8-K filed by Cincinnati Bell Inc. (the “Company”) on June 11, 2010 (the “Original 8-K”), Cincinnati Bell Technology Solutions Inc., a wholly owned subsidiary of the Company (“Buyer”), acquired all of the outstanding equity interests of Cyrus Networks, LLC (“CyrusOne”) on June 11, 2010.

This Current Report on Form 8-K/A amends Item 9.01(b) of the Original 8-K by providing pro forma financial information required under Item 9.01(b) of Form 8-K which was not included in the Original 8-K. The balance sheet of the Company as of June 30, 2010 (a date subsequent to the acquisition of CyrusOne by Buyer) has been previously filed in the Company’s Form 10-Q for the quarterly period ended June 30, 2010. This Current Report on Form 8-K/A should be read in conjunction with the Original 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

Unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the acquisition of CyrusOne by Buyer is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma financial information for the six months ended June 30, 2010 and for the fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: August 27, 2010	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma financial information for the six months ended June 30, 2010 and for the fiscal year ended December 31, 2009.